Exhibit 10.83

AMENDMENT TO COLLATERAL SUBSTITUTION AGREEMENT

This Amendment to Collateral Substitution Agreement (“Amendment”) is effective as of the 30th  day of May, 2003 (the “Effective Date”) by and between PROSPECT MEDICAL GROUP, INC., a California professional corporation (“PMG”), PROSPECT MEDICAL HOLDINGS, INC., a Delaware corporation (“PMH”), and JACOB Y. TERNER, M.D.

a.                                       PMH, PMG and Foothill City Center, Ltd., a California limited partnership (“Former Guarantor) previously entered into a Collateral Substitution Agreement dated as of January 25, 2002 (the “Collateral Substitution Agreement”).

b.                                      Simultaneously herewith Former Guarantor is being released as guarantor under a continuing guaranty in favor of PMG and replaced with Jacob Y. Terner, M.D. (“New Guarantor”).

c.                                       The parties desire to provide for certain agreements made by PMG to benefit PMH and Former Guarantor to continue to apply to PMH and New Guarantor given the change in guarantors effective May 30, 2003.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, PMH, PMG and New Guarantor agree to and hereby amend the Collateral Substitution Agreement in the following respects.

1.                                      References to Continuing Guaranty and Deed of Trust.  References to the  Continuing Guaranty and the Deed of Trust in the Collateral Substitution Agreement shall be modified to mean references to that Continuing Guaranty and that Pledge Agreement executed by New Guarantor effective May 30, 2003.

2.                                      References to Portion of Debt Being Collateralized.  References to the  portion of the Debt being collateralized in the Collateral Substitution Agreement shall be modified to mean that dollar amount which is required to provide PMG with a positive net tangible equity (the “TNE Guaranteed Amount”).  The TNE Guaranteed Amount is derived by deducting the then net worth of PMG from the Debt. For the fiscal year ended September 30, 2001, the Debt was $10,086,609 and the TNE Guaranteed Amount was $4,250,000.  For the fiscal year ended September 30, 2002, the TNE Guaranteed Amount had been reduced to $3,616,400.

3.                                      Collateral Substitution Agreement Continued.  Except as modified by this Amendment, the Collateral Substitution Agreement is ratified and shall continue in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Substitution Agreement to be executed as of the day and year first above written.

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ R. Stewart Kahn
R. Stewart Kahn
Executive Vice President

PROSPECT MEDICAL GROUP, INC.

By:	/s/ R. Stewart Kahn
R. Stewart Kahn
Executive Vice President

BY AFFIXING HIS SIGNATURE HERETO, NEW GUARANTOR REPRESENTS THAT HE AGREES TO THE TERMS OF THE COLLATERAL SUBSTITUTION AGREEMENT, AS AMENDED BY THIS AMENDMENT AND THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH HIS OWN LEGAL COUNSEL REGARDING THE TERMS OF THE COLLATERAL SUBSTITUTION AGREEMENT, AS AMENDED, AND IS NOT RELYING ON MILLER & HOLGUIN, LEGAL COUNSEL TO PROSPECT MEDICAL GROUP, INC., FOR LEGAL ADVICE IN CONNECTION WITH SUCH DOCUMENTS.

/s/ Jacob Y. Terner, M.D.
Jacob Y. Terner, M.D.